Registration No. 333-193019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CollabRx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	44 Montgomery Street, Suite 800	68-0370244
(State or Other Jurisdiction of Incorporation or Organization)	San Francisco, California 94104 (415) 248-5350 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	(I.R.S. Employer Identification Number)

Thomas R. Mika
President & Chief Executive Officer
CollabRx, Inc.
44 Montgomery Street, Suite 800
San Francisco, California 94104
(415) 248-5350
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:
William Davisson, Esq.
Goodwin Procter LLP
135 Commonwealth Drive
Menlo Park, California 94025
Tel:  (650) 752-3114
Fax:  (650) 853-1038

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer“, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

CollabRx, Inc. is filing this pre-effective Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-193019) (the “Registration Statement”) to include all required undertakings. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and the exhibit index. The prospectuses are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the registration for sale of our Common Stock. All of the amounts shown are estimates except the Securities and Exchange Commission (the "Commission") registration fee and the FINRA filing fee.

Amount
Commission Registration Fee	$1,288
Legal Fees and Expenses	25,000
FINRA Filing Fee	2,000
Accounting Fees and Expenses	35,000

Total	$63,288

ITEM 15.	LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), a director of CollabRx shall not be liable to CollabRx or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 16.	INDEX TO EXHIBITS.

Number	Exhibit
1.1	Sales Agreement, dated December 20, 2013, by and between Registrant and Cantor Fitzgerald & Co.*
2.1
Agreement and Plan of Merger, dated June 29, 2012, by and among Registrant, CLBR Acquisition Corp., CollabRx, Inc. and CommerceOne, as Stockholders’ Representative, filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 5, 2012 and incorporated herein by reference.

3.1	Certificate of Incorporation, as amended, of the Registrant, filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on November 14, 2013 and incorporated herein by reference.
3.2
Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of the Registrant, filed as Exhibit 3.1 to the Current Report on Form 8-K filed on April 14, 2011 and incorporated herein by reference.

3.3	Restated Bylaws of Registrant, filed as Exhibit 3.2 to the Current Report on Form 8-K filed on November 3, 2006 and incorporated herein by reference.
4.1
Shareholder Rights Agreement, dated as of April 13, 2011, between Registrant and Registrar and Transfer Company, LLC, as Rights Agent, filed as Exhibit 4.1 to the Current Report on Form 8-K filed on April 14, 2011 and incorporated herein by reference.

4.2	Form of Certificate for Common Stock filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (SEC File No. 033-84702), filed on October 3, 1994 and incorporated herein by reference.
4.3
Stockholders Agreement, dated July 12, 2012, by and among Registrant and the stockholders identified therein, filed as Exhibit 10.4 to the Current Report on Form 8-K filed on July 18, 2012 and incorporated herein by reference.

5.1	Opinion of Goodwin Procter LLP.*
23.1	Consent of Goodwin Procter LLP. (included in Exhibit 5.1)*
23.2	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.*
24.1	Power of Attorney*

* Previously filed.

ITEM 17.	UNDERTAKINGS.

(a)               The undersigned registrant hereby undertakes:

(1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)               That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)               That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)              The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on this 31stday of January, 2014.

COLLABRX, INC.

By	/s/ Thomas R. Mika
Thomas R. Mika
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 31stday of January, 2014.

SIGNATURE	TITLE
/s/ Thomas R. Mika	President & Chief Executive Officer, Acting Chief
Thomas R. Mika	Financial Officer and Chairman of the Board of Directors (Principal Financial and Accounting Officer and Principal Executive Officer)

*	Director
Jeffrey M. Krauss

*	Director
Carl Muscari

*	Director
Gilbert Bellini

*	Director
James Karis

* By:	/s/ Thomas R. Mika
Attorney-in-Fact

INDEX TO EXHIBITS

Number	Exhibit
1.1	Sales Agreement, dated December 20, 2013, by and between Registrant and Cantor Fitzgerald & Co.*
2.1
Agreement and Plan of Merger, dated June 29, 2012, by and among Registrant, CLBR Acquisition Corp., CollabRx, Inc. and CommerceOne, as Stockholders’ Representative, filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 5, 2012 and incorporated herein by reference.

3.1	Certificate of Incorporation, as amended, of the Registrant, filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on November 14, 2013 and incorporated herein by reference.
3.2
Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of the Registrant, filed as Exhibit 3.1 to the Current Report on Form 8-K filed on April 14, 2011 and incorporated herein by reference.

3.3	Restated Bylaws of Registrant, filed as Exhibit 3.2 to the Current Report on Form 8-K filed on November 3, 2006 and incorporated herein by reference.
4.1
Shareholder Rights Agreement, dated as of April 13, 2011, between Registrant and Registrar and Transfer Company, LLC, as Rights Agent, filed as Exhibit 4.1 to the Current Report on Form 8-K filed on April 14, 2011 and incorporated herein by reference.

4.2	Form of Certificate for Common Stock filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (SEC File No. 033-84702), filed on October 3, 1994 and incorporated herein by reference.
4.3
Stockholders Agreement, dated July 12, 2012, by and among Registrant and the stockholders identified therein, filed as Exhibit 10.4 to the Current Report on Form 8-K filed on July 18, 2012 and incorporated herein by reference.

5.1	Opinion of Goodwin Procter LLP.*
23.1	Consent of Goodwin Procter LLP. (included in Exhibit 5.1)*
23.2	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.*
24.1	Power of Attorney*

* Previously filed.